Exhibit 4.8

Cooperation Agreement

Party A: Shenzhen Adseast Modern Information Technology Co., Ltd.
Contact: Wang Hongbin	Tel: 17600277043
E-mail: wanghongbin@adseast.com
Contact address: Room 1107, Yaohua Building, No.6023, Shennan Avenue, Tian’an Community, Shatou Street, Futian District, Shenzhen City

Party A’s customer: (customer name)

Zhengzhou Youcheng Network Technology Co., Ltd.

Henan Fenghai Electronic Technology Co., Ltd.

Zhengzhou Youcheng Network Technology Co., Ltd.

Hainan Mozi Charity Foundation

Zhuhai Wanda Smart Business Technology Co., Ltd.

Beijing Changliaotianxia Technology Co., Ltd.

Beijing Yinyou Erlai Technology Co., Ltd.

Beijing Lida Zhisheng Technology Co., Ltd.

Hangzhou Shouxiu Network Technology Co., Ltd.

Dongguan Tianlian Technology Co., Ltd.

Beijing Momo Information Technology Co., Ltd.

Chengdu Shiyi Information Technology Co., Ltd.

Nanning Xingchang Network Technology Co., Ltd.

Shaanxi Qijia Information Technology Co., Ltd.

Tantan Cultural Development (Beijing) Co., Ltd.

Hangzhou Xiwang Internet Technology Co., Ltd. Beijing NetEase Media Co., Ltd.

Shenzhen Shengxin Network Technology Co., Ltd.

Tianjin Lingxi Shuzhi Technology Co., Ltd.

Beijing Yuanrui Technology Co., Ltd.

Guangzhou Secco Technology Co., Ltd.

Nanning Yuezan Network Technology Co., Ltd.

Hebei Lionful Foundation

Shenzhen Maobi Information Technology Co., Ltd.

Hangzhou Qianyan Network Technology Co., Ltd.

Hangzhou Fire Cloud Technology Co., Ltd.

Shenyang Shengbaili Network Technology Co., Ltd.

(The advertiser subsequently added shall be subject to the email)

Party B: Beijing Baosheng Network Technology Co., Ltd.
Contact: Gong Sheng	Tel: 18513332305
E-mail: heyd@bsacme.com
Address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing

In accordance with the Civil Code of the People’s Republic of China and other relevant provisions, both parties hereby enter into the Agreement concerning the network information services entrusted by Party A to Party B through negotiation:

Article 1 Contract Object

Party A entrusts Party B to provide network information services for it, with Ali as the service media. The service lasts from January 1, 2024 to December 31, 2024.

Article 2 Rights and Obligations of Both Parties

1. Business policies (namely settlement discount) under the Agreement shall be subject to the supplementary agreement additionally signed by Party A and Party B.

2. Party A shall guarantee it is legally qualified and shall provide Party B with the necessary qualification, approval documents for its operation of business and other documents required the media. Party A guarantees that the relevant qualification documents presented or provided by Party A to Party B are true, legal, sufficient and valid.

3. Party A shall guarantee that its business does not violate the regulations of existing laws and regulations, and the service does not contain any content that endangers national security and is obscene, false, involving gambling, fraud, insult, slander, intimidation or other content that violates laws and regulations or social order and good customs.

4.Party A shall guarantee that Party B’s use of service contents, web links and download contents provided by Party A does not violate any laws and regulations and will not infringe any rights of a third party, including but not be limited to the infringement of personal rights, copyrights, reputation rights, portrait rights and/or other intellectual property rights of a third party and will not make Party B or the media serving the content specified by Party A liable for any third party.

5. If a third party complains that the products or services corresponding to the content served by Party A are illegal, Party B shall be entitled to immediately remove or delete the relevant products or pages, and stop network information services for Party A. The losses caused thereby shall be borne by Party A. If Party B suffers a third party claim or any administrative or judicial punishment as a result, Party A shall compensate Party B for all losses. Party B shall be entitled to directly deduct the above compensation from the prepaid or paid service fees of Party A, and reserve the right to terminate the Agreement at any time. Notwithstanding the foregoing provisions under this article, Party B does not make any commitment to the legitimacy and authenticity of the content launched by Party A.

6. Where Party B is fined by the media or suffers other losses due to Party A violation of media service polices, Party A shall bear Party B’s losses. Party A shall pay the corresponding amount to Party B within seven business days after Party B receives the media penalty notice.

7. Party B is entitled to review the information and services submitted by Party A and decide whether they can used for services according to media service policies. The review is just a formal review and does not represent Party B is liable for confirming or guaranteeing the authenticity and legitimacy of services. Moreover, Party B’s review will not alleviate Party A’s guarantee responsibility for the authenticity and legitimacy of business qualifications, services etc. All responsibilities and consequences arising therefrom shall be borne solely by Party A.

Article 3 Fees and Payments

1. The information service fee under the Agreement shall be settled in the form of monthly settlement of 45 days. (Note: after the media policies in 2024 are released, both parties shall sign a supplementary agreement in accordance with media policies and rebate difference from January 1, 2024 shall be settled.)

Party A and Party B shall check and confirm the information service fee prior to the 5th day of each month and Party B shall issue formal VAT special invoice to Party A based on Party A’s invoicing information prior to the 15th day of each month. The invoice content shall be *information technology service *information service fee. In case of special circumstances, such as Party B’s declaration of duty for goods, system upgrade and holidays, Party A must understand and agree that the invoicing time shall be postponed.

2. Party A shall confirm within 5 days after receiving Party B’s final statement (or statement). Any objection shall be raised in writing. If neither confirmation nor written objection is raised within the time limit, the final statement (or statement) shall be deemed to have been confirmed by Party A.

3. The above fees shall be settled in wire transfer and the account information designated by Party B is as follows:

Account name: Beijing Baosheng Network Technology Co., Ltd.

Account No.: 1101040160001302438

Bank of deposit: Bank of Hangzhou Co., Ltd. Beijing Shijingshan Wenchuang Branch

4. Party A and Party B confirm the settlement basis is background media service data. If Party A has any objection to the settlement data, Party B shall assist Party A in requesting the media company to give a reasonable explanation and the final data shall be subject to the data confirmed by the media company.

5. If Party A fails to consume the advance deposit in the account at the expiration of the term of the Agreement，the unconsumed amount shall not be provided with the settlement discount stipulated in the Agreement. After new service platform policies are introduced the next year, the settlement discount enjoyed by the unconsumed amount shall be additionally negotiated and confirmed by both parties.

6. Invoice

6.1 Party B shall issue VAT regular/special invoice based on the settlement amount confirmed by both parties [Invoice content: *information technology services*information service fees, including 6% tax point].

6.2 Party A shall provide the invoicing information in accordance with the following items:

Article 4 Breach Clause

Full name of the company: Shenzhen Adseast Modern Information Technology Co., Ltd.

Taxpayer ID: 91440300094348023M

Contact address: Room 1107, Yaohua Building, No.6023, Shennan Avenue, Tian’an Community, Shatou Street, Futian District, Shenzhen City 0755-23484929

Opening bank and account No.: Shenzhen Shangtang Subbranch of Construction Bank 44201016900052505093

Invoice receiving and sending address: Room 1107, Yaohua Building, No. 6023, Shennan Avenue, Tian’an Community, Shatou Street, Futian District, Shenzhen City.

1. Party A shall not enjoy the settlement discount/rebate policies (if any) agreed in the agreement in case of overdue payment and failure to make payment in full within 5 days after Party B’s written urging and Party B is entitled to stop services. For each day overdue payment, Party A shall pay Party B a liquidated damages equal to five thousandths of the overdue amount until the amount is paid in full. During the overdue payment, Party B is entitled to suspend the provision of services.

2. Party B has the right to unilaterally terminate the Agreement in advance and investigate the liability of Party A for breach of contract if Party A defers its payment for more than 30 days. Besides, Party A shall bear all the expenses paid by Party B for protecting rights (including but not be limited to: all reasonable expenses such as travel fees, notary fees, appraisal fees, audit fees, attorney fees, legal fees etc.)

3. If the network information services agreed by both parties are not performed at the agreed time due to Party B, Party B shall provide compensation services for Party A after negotiating with media company in accordance with the standards of “establishing one compensation measure for one mistake” and “for one omission”.

4. In terms of each network information service conducted in accordance with the service plan confirmed by Party A, if Party A unilaterally terminates the service without reasonable cause during the service period, Party A agrees to pay related expenses to Party B in accordance with performed information services and bear all the direct economic losses caused to Party B resulting from the termination of services. (Including but not be limited to fees of information service bought by Party B from media but not performed) Fee).

5. Party A shall be liable for solving any dispute arising out of Party A’s violation of guarantee obligations agreed in the Agreement. Where any losses are caused to Party B due to Party A’s breach of the above guarantee obligations, Party A shall bear all liabilities for damage. Party B shall have the right to directly deduct its economic losses from the services fees prepaid by Party A. Meanwhile, Party B reserves the right to terminate the Agreement at any time.

6. Where Party B is fined (not limited to performance, cash, deposit and other forms) by the media due to Party A, Party A shall pay Party B’s losses in cash in one lump sum to the bank account designated by Party B within 3 days upon the receipt of Party B’s notice.

7. Party B shall complete the recharging within one business day after the receipt of Party A’s recharge email.

Article 5 Notification and Delivery

1. Unless otherwise agreed by the parties, the notices, documents, and materials sent by the parties to each other for the conclusion and performance of the Agreement shall be delivered by post or email. If it is delivered by post, it shall be deemed as delivered when delivered to the contact address of the other party; if it is delivered by email, it shall be deemed as delivered on the day when the email is sent. If one party changes the service information, it shall notify the other party in writing three business days in advance, and if any loss is caused by failure to notify, the party that fails to notify shall bear it itself. Delivery information of both parties is as follows:

Party A: Shenzhen Adseast Modern Information Technology Co., Ltd.

Contact: Wang Hongbin

E-mail: wanghongbin@adseast.com

Tel: 17600277043

Contact address: Room 1107, Yaohua Building, No.6023, Shennan Avenue, Tian’an Community, Shatou Street, Futian District, Shenzhen City

Party B: Beijing Baosheng Network Technology Co., Ltd.

Contact: Gong Sheng

E-mail: heyd@bsacme.com

Tel: 18513332305

Address: 5F East, Building 8, Xishanhui, Shijingshan District, Beijing

2. Party A and Party B designate the above-mentioned contacts as their authorized representatives. The parties confirm that any service plans, customer qualification, service content, etc. related to the information service matters agreed under the Agreement shall be served to the other party by the authorized representatives of each party in the above-mentioned manner and shall be deemed to be the expression of the party’s true intention, subject to the terms of the Agreement.

Article 6 Miscellaneous

1. Where either party requests early termination of the Agreement for good cause, both parties shall settle the matter through negotiation and a written supplementary agreement shall be signed when necessary. The supplementary agreement has the equal legal effect with the Agreement. In case of inconsistency between the supplementary agreement and the Agreement, the supplementary agreement shall prevail. For matter uncovered in the supplementary agreement, the Agreement shall prevail.

2. Uncovered matters in the Agreement shall be settled by both parties through friendly negotiation. In case of any dispute arising within the Agreement, both parties shall settle it through negotiation. If the negotiation fails, both parties agree to submit the dispute to Beijing Shijingshan District People’s Court for settlement by litigation.

3. The Agreement is made in duplicate, with each party holding one copy, both of which have the same legal effect.

(No text)

Party A: Shenzhen Adseast Modern Information Technology Co., Ltd.
Authorized representative: (Signature or seal)
Date: January 1, 2024

Party B: Beijing Baosheng Network Technology Co., Ltd.
Authorized representative: (Signature or seal)
Date: January 1, 2024

Supplementary Agreement

Party A:	Shenzhen Adseast Modern Information Technology Co., Ltd.
Contact:	Wang Hongbin	Tel: 17600277043
Address:	Room 1107, Yaohua Building, No.6023, Shennan Avenue, Tian’an Community, Shatou Street, Futian District, Shenzhen City

Zhengzhou Youcheng Network Technology Co., Ltd.
Henan Fenghai Electronic Technology Co., Ltd.
Zhengzhou Youcheng Network Technology Co., Ltd.
Hainan Mozi Charity Foundation
E-mail: wanghongbin@adseast.com	Party A customer (if any):	Zhuhai Wanda Smart Business Technology Co., Ltd.
Beijing Changliaotianxia Technology Co., Ltd.
Beijing Yinyou Erlai Technology Co., Ltd.
Beijing Lida Zhisheng Technology Co., Ltd.
Hangzhou Shouxiu Network Technology Co., Ltd.
Dongguan Tianlian Technology Co., Ltd.
Beijing Momo Information Technology Co., Ltd.
Chengdu Shiyi Information Technology Co., Ltd.
Nanning Xingchang Network Technology Co., Ltd.
Shaanxi Qijia Information Technology Co., Ltd.
Tantan Cultural Development (Beijing) Co., Ltd.
Hangzhou Xiwang Internet Technology Co., Ltd.
Beijing NetEase Media Co., Ltd.
Shenzhen Shengxin Network Technology Co., Ltd.
Tianjin Lingxi Shuzhi Technology Co., Ltd.
Beijing Yuanrui Technology Co., Ltd.
Guangzhou Secco Technology Co., Ltd.
Nanning Yuezan Network Technology Co., Ltd.
Hebei Lionful Foundation

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Shenzhen Maobi Information Technology Co., Ltd.
Hangzhou Qianyan Network Technology Co., Ltd.
Hangzhou Fire Cloud Technology Co., Ltd.
Shenyang Shengbaili Network Technology Co., Ltd.

(The advertiser subsequently added shall be subject to the email)

Party B:	Beijing Baosheng Network Technology Co., Ltd.
Contact:	Gong Sheng	Tel: 18513332305
Address:	5F East, Building 8, Xishanhui, Shijingshan District, Beijing
E-mail:	heyd@bsacme.com

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Whereas, Party A and Party B signed Cooperation Agreement on January 1, 2024 (hereinafter referred to as “Original Agreement”). Through friendly negotiation, both parties have reached a supplementary agreement on the matters related to Ali media policies (hereinafter referred to as the “supplementary agreement”.

1. Business polices in 2024

Party B shall give Party A a 9% return discount at the principle of immediate return once recharge based on the total prepaid recharge amount (media amount) of Party A. The policy is cash refund. Example: If Party A recharge CNY 91 in cash, the actual amount received by the account is CNY 100. Where media policies have been established, the media policies shall prevail.

2. Matters not agreed in the supplementary agreement shall be subject to the original agreement; Matters agreed in the supplementary agreement shall be subject to the supplementary agreement.

3. The Agreement comes into effect since signed and sealed by both parties. This agreement is made in duplicate, with each party holding one copy, both of which have the same legal effect. (No text)

Party A (seal):	Party B (seal):
Date: January 1, 2024	Date: January 1, 2024

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